UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2015

AUDIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35528	91-2061537
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Fairchild Drive

Mountain View, CA 94043

(Address of principal executive offices) (Zip code)

(650) 254-2800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

As previously disclosed, on April 29, 2015, Audience, Inc., a Delaware corporation (“Audience”), Knowles Corporation, a Delaware corporation (“Knowles”), and Orange Subsidiary, Inc., a Delaware corporation and a direct wholly owned subsidiary of Knowles (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on May 19, 2015, Purchaser commenced a tender offer to acquire all of the outstanding shares of Audience common stock (such shares, the “Audience shares” and the offer, the “Offer”). In the Offer, subject to the terms and subject to the conditions and limitations set forth in the Merger Agreement, each of the Audience shares accepted by Purchaser was exchanged for the right to receive (i) $2.51 per share in cash, without interest (the “Cash Consideration”), and (ii) a number of shares of Knowles common stock, par value $0.01 per share (the “Stock Consideration”, and together with the Cash Consideration, the “Offer Consideration”) equal to the quotient, subject to adjustment for stock splits, stock dividends and similar events, obtained by dividing $2.50 by an amount equal to the volume weighted average of the sale prices for the common stock of Knowles as reported on the New York Stock Exchange on each of the 10 consecutive trading days ending on and including the second trading day prior to the expiration of the Offer (the “Closing Date Average Price”); provided that the value of the Closing Date Average Price may not exceed $23.35 nor be less than $18.16.

The initial expiration date for the Offer was June 17, 2015. On June 17, 2015, Knowles extended the expiration date for the Offer to 12:00 midnight (one minute after 11:59 p.m.), Eastern Time, on June 30, 2015.

The Closing Date Average Price, calculated based on the volume weighted average of the sale prices for Knowles common stock as reported on the New York Stock Exchange for each of the 10 consecutive trading days ending on and including June 26, 2015 (the second trading day prior to the expiration of the Offer), was $18.93. Accordingly, the Stock Consideration for each Audience share was 0.13207 shares of Knowles common stock.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The Offer and withdrawal rights expired at 12:00 midnight (one minute after 11:59 p.m.), Eastern Time, on June 30, 2015 (the “Expiration Time”). Based on preliminary information from Computershare, the exchange agent for the Offer, 21,349,817 Audience shares, representing over 89.1 percent of the outstanding Audience shares as of the close of business on June 30, 2015, were validly tendered and not validly withdrawn prior to the expiration of the Offer. All of such Audience shares have been accepted for payment in accordance with the terms of the Offer, including 1,534,095 of such Audience shares that were tendered pursuant to the Offer’s guaranteed delivery procedure. The Minimum Tender Condition (as defined in the Merger Agreement) and all other conditions to the Offer having been satisfied, Purchaser accepted for payment all Audience shares that were validly tendered and not validly withdrawn pursuant to the Offer.

On July 1, 2015, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), Purchaser merged with and into Audience (the “Merger”), with Audience continuing as the surviving corporation and a wholly owned subsidiary of Knowles.

At the effective time of the Merger (the “Effective Time”) and pursuant to the terms and conditions of the Merger Agreement, each Audience share that was outstanding immediately prior to the Effective Time and not validly tendered pursuant to the Offer (other than (i) Audience shares owned by Knowles, Purchaser or Audience, or by any direct or indirect wholly owned subsidiary of Knowles, Purchaser or Audience and (ii) Audience shares held by Audience stockholders, if any, who have validly asserted appraisal rights under the DGCL) was cancelled and extinguished and automatically converted into the right to receive the Offer Consideration. As a result of the Merger, Audience shares ceased to be publicly traded and Audience became wholly owned by Knowles.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Audience’s Current Report on Form 8-K/A, dated April 30, 2015, which is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On July 1, 2015, as a result of the transactions described in Item 2.01 of this Current Report on Form 8-K, which is incorporated by reference herein, Audience requested the NASDAQ Global Select Market (“NASDAQ”) remove the Audience shares from listing on NASDAQ and requested that NASDAQ file with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Audience shares. Audience intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Audience shares and suspending Audience’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders

As a result of the consummation of the Merger. at the Effective Time, each Audience share that was outstanding immediately prior to the Effective Time and not validly tendered pursuant to the Offer (other than (i) Audience shares owned by Knowles, Purchaser or Audience, or by any direct or indirect wholly owned subsidiary of Knowles, Purchaser or Audience and (ii) Audience shares held by Audience stockholders, if any, who have validly asserted appraisal rights under the DGCL) was cancelled and extinguished and automatically converted into the right to receive the Offer Consideration. At the Effective Time, the holders of such Audience shares ceased to have any rights as stockholders of Audience (other than their right to receive the Offer Consideration).

The information disclosed under Item 2.01, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.01	Change in Control of Registrant

As a result of Purchaser’s acceptance for payment of all Audience shares that were validly tendered and not validly withdrawn in accordance with the terms of the Offer, a change in control of Audience occurred. Upon the Effective Time, Audience became a wholly owned subsidiary of Knowles. Purchaser and Knowles paid approximately $60.1 million as Cash Consideration and issued approximately 3.2 million shares of Knowles common stock in connection with the Offer and the Merger. The funds used by Purchaser and Knowles to pay the Cash Consideration for the Audience shares came from cash-on-hand and funds drawn under Knowles’ Amended and Restated Credit Agreement dated as of December 31, 2014, as amended on April 17, 2015, among Knowles and Knowles Luxembourg International S.à r.l., as borrowers, the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent.

The information disclosed under Item 2.01, Item 3.01, Item 3.03, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement and in connection with the consummation of the transactions contemplated thereby, each of Peter B. Santos, Marvin D. Burkett, Barry L. Cox, Rich Geruson, Mohan S. Gyani, George A. Pavlov and Patrick Scaglia submitted his resignation and ceased serving as a director of the Board of Directors of Audience (the “Board”). Paul M. Dickinson, Raymond D. Cabrera and Daniel J. Giesecke were elected to serve as the directors on the Board as of the Effective Time.

In addition, each of Mr. Santos, Audience’s President and Chief Executive Officer, Kevin Palatnik, Audience’s Chief Financial Officer, and Edgar Auslander, Audience’s Vice President of Business Development and Marketing, submitted his resignation and ceased serving as a named executive officer of Audience. The Board then appointed the following individuals as executive officers:

• Paul M. Dickinson	President

• Mark Pacioni	Secretary

• Thomas G. Jackson	Assistant Secretary

• Nilson Rodrigues	Treasurer

• John Donovan	Vice President, Tax

Information about the foregoing individuals is contained in Schedule I to the Prospectus/Offer to Exchange dated May 19, 2015, as subsequently amended, and filed by Knowles and Purchaser as Exhibit (a)(4) to the Tender Offer Statement on Schedule TO, originally filed with the SEC on May 19, 2015, as subsequently amended, which information is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation and bylaws of Purchaser, each as in effect immediately prior to the Effective Time, became the certificate of incorporation and bylaws of Audience, except that such documents were amended to reflect a name change to “Audience, Inc.”

The certificate of incorporation and the bylaws of the Company as so amended and restated are attached as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On July 1, 2015, Knowles issued a press release announcing the expiration and preliminary results of the Offer and the consummation of the Merger. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 29, 2015, by and among Knowles Corporation, Orange Subsidiary, Inc. and Audience, Inc. (incorporated by reference to Exhibit 2.1 to the Form 8-K/A filed with the SEC by Audience, Inc. on April 30, 2015).

3.1	Amended and Restated Certificate of Incorporation of Audience, Inc., dated as of July 1, 2015.

3.2	Amended and Restated Bylaws of Audience, Inc., dated as of July 1, 2015.

99.1	Press Release of Knowles Corporation dated July 1, 2015 (incorporated by reference to Exhibit (a)(5)(F) to the Amendment No. 5 to the Schedule TO of Knowles Corporation and Orange Subsidiary, Inc., filed with the SEC on July 1, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUDIENCE, INC.

Date: July 1, 2015	By:	/s/ Mark Pacioni
	Name:	Mark Pacioni
	Title:	Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 29, 2015, by and among Knowles Corporation, Orange Subsidiary, Inc. and Audience, Inc. (incorporated by reference to Exhibit 2.1 to the Form 8-K/A filed with the SEC by Audience, Inc. on April 30, 2015).

3.1	Amended and Restated Certificate of Incorporation of Audience, Inc., dated as of July 1, 2015.

3.2	Amended and Restated Bylaws of Audience, Inc., dated as of July 1, 2015.

99.1	Press Release of Knowles Corporation dated July 1, 2015 (incorporated by reference to Exhibit (a)(5)(F) to the Amendment No. 5 to the Schedule TO of Knowles Corporation and Orange Subsidiary, Inc., filed with the SEC on July 1, 2015).